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                                  SUBSIDIARIES
                                       OF
                            SPRINGS INDUSTRIES, INC.


Name of Subsidiary                                         Place of
                                                          Incorporation

1.  Catawba, Inc.                                         Nevada

2.  Catawba Trucking, Inc.                                South Carolina

3.  Dundee Mills, Incorporated                            Georgia

4.  Lancaster International Sales Corporation             South Carolina

5.  Springmaid International, Inc.                        South Carolina

6.  Springs Canada, Inc.                                  Ontario

7.  Springs de Mexico, S.A. de C.V.                       Mexico

8.  Springs Industries (Asia) Inc.                        Delaware

9.  Springs Management Company, Inc.                      South Carolina

10. Springs Sales Corporation                             U.S. Virgin Islands

11. Springs Window Fashions Division, Inc.                Delaware

12. Warbird Corporation                                   Delaware





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